Exhibit 99.1

PROVIDENCE SERVICE CORPORATION

AT THE COMPANY	AT CAMERON ASSOCIATES
Fletcher McCusker – Chairman and CEO	Alison Ziegler 212-554-5469
Kate Blute – Director of Investor and Public Relations
520/747-6600

FOR IMMEDIATE RELEASE

Providence Service Corporation Sees Budget Clarity Improving

Toward Year End with Budget Issues Impacting

Second Quarter and Balance of 2008

Three Material Procurement Awards Could Improve Outlook

Second Quarter Results to be Reported Wednesday, August 6th After Market Close

TUCSON, ARIZONA – July 29, 2008 – The Providence Service Corporation (Nasdaq: PRSC) today announced that primarily due to budgetary issues impacting certain of the state and local government agencies that fund the services the Company provides, diluted earnings per share for the second quarter ending June 30, 2008 are expected to be approximately $0.26 to $0.28 per diluted share compared to prior guidance of between $0.36 and $0.38 per diluted share. Second quarter revenue for 2008 is expected to be approximately $173 million compared to prior guidance of $174-175 million. The Company is also revising its prior guidance for the balance of 2008 due to the delay of non-emergency transportation (NET) contract implementation and awards caused by state budget issues as well as the implementation of expenditure reduction plans in a few states and Canada that are negatively impacting the social services segment.

Among the specific issues impacting financial results for the second quarter of 2008, the Company recently learned that one payer that has historically provided incentive payments for services rendered through its June 30 fiscal year has elected to withhold an incentive payment of approximately $1.5 million, that the Company anticipated receiving in the second quarter, in order to brace for 2009 fiscal year issues.

All but a few states have finalized 2008-2009 budgets, with three additional states announcing unexpected new business procurement opportunities for the transportation segment, likely in 2009. Two of the previously delayed procurement announcements are expected in the near term. These awards were delayed while the states focused on budget issues. The social services segment has now renewed 100% of its contracts in its delayed procurement cycle but will experience considerable short term pressure in a handful of states and Canada, with one major procurement expected in the short term.

—more—

5524 E. Fourth Street • Tucson, Arizona 85711 • Tel 520/747-6600 • Fax 520/747-6605 • www.provcorp.com

Providence Service Corporation

Among other actions that will impact the Company’s revenues and earnings for the remainder of 2008 include: North Carolina has curtailed in-home expense while the state finalizes its review of the Mercer Report and Auditor Report that recommends that the state dramatically reduce the number of behavioral health providers. Providence, as one of only three providers that did not have audit issues, expects to eventually gain market share however, in the short term the state has tightened the budget allocation. British Columbia has begun to cap provider revenue per client as the province deals with similar economic issues. In addition, Pennsylvania has begun to limit authorized services to all providers in order to save money. California is still debating a 10% across the board cut which, if implemented, would reduce the Company’s revenue derived from that state. The Company estimates that the impact on its 2008 operating income related to across the board budget issues is approximately $5.0 million, or approximately $0.24 per diluted share.

The NET segment has managed through the fuel cost increase maintaining the same average cost per trip in June that the Company experienced in November. This has been achieved through the flexibility, innovation and loyalty of our contracted provider base together with Company initiatives to enhance routing efficiency. However, the delays in finalizing state budgets delayed the budgeted rate and ramp up for this segment resulting in anticipated decreased operating income for 2008 of approximately $2.8 million, or approximately $0.13 per diluted share.

“We have come through this unprecedented and difficult season worse than hoped for, but given the circumstances in each state a lot better off than many other businesses,” said Fletcher McCusker, Chairman and CEO. “The long term prospects of our business remain good and we believe the budgetary pressures being experienced by our payers should benefit us over time as payers turn to us as the less costly, quality provider of services. Ironically, the budget pressures that are creating our immediate challenges are the same pressures causing states to decide to move to our brokered model of transportation services and hopefully some of our other creative programs in our social services segment.”

The Company expects diluted earnings per share in the second half of 2008 to be no less than $0.45 with a greater percentage of these earnings coming in the fourth quarter due to traditional summer seasonality and payer budgeting delays. The resulting floor for estimated 2008 earnings of $1.00 per diluted share is down from prior Company guidance of $1.45 to $1.50. Revenue is expected to be no less than approximately $650 million for the year from prior guidance of $673 million. Upside to this guidance could come from delayed new business procurements that could be worth up to approximately $100M annually, possible payer rate adjustments, potential increased business in North Carolina or retroactive rate increases. However in the current economic environment it is uncertain if any of the above will occur in 2008. The Company intends to address these issues in more depth at its second quarter conference call scheduled for August 7, 2008.

Schedule for Second Quarter 2008 Earnings Release and Conference Call

The Company will report financial results for its second quarter ended June 30, 2008 on Wednesday, August 6, 2008, after the market closes and will hold a conference call at 11:00 a.m. EDT (9:00 a.m. MDT, 8:00 a.m. Arizona and PDT) on Thursday, August 7, 2008.

—more—

Providence Service Corporation

Interested parties are invited to listen to the call live over the Internet at http://investor.provcorp.com or http://www.earnings.com. The call is also available by dialing (888) 713-4213, or for international callers (617) 213-4865 and by using the passcode 11366304. Participants may pre-register for the call at https://www.theconferencingservice.com/prereg/key.process?key=PJKRFJ748. Pre-registrants will be issued a pin number to use when dialing into the live call which will provide quick access to the conference by bypassing the operator upon connection.

A replay of the teleconference will be available on http://investor.provcorp.com and http://www.earnings.com. A replay will also be available until August 14, 2008 by dialing (888) 286-8010 or (617) 801-6888, and using passcode 83942965.

About Providence

Providence Service Corporation, through its owned and managed entities, provides home and community based social services and non-emergency transportation services management to government sponsored clients under programs such as welfare, juvenile justice, Medicaid and corrections. Providence does not own or operate beds, treatment facilities, hospitals or group homes, preferring to provide services in the client’s own home or other community setting. The Company provides a range of services to over 80,000 clients through approximately 1,030 contracts at March 31, 2008, with an estimated seven million individuals eligible to receive the Company’s non-emergency transportation services related to its LogistiCare operations. Combined, the Company has a nearly $1 billion book of business with managed entities.

Certain statements herein, such as any statements about Providence’s confidence or strategies or its expectations about revenues, results of operations, profitability, earnings per share, contracts, collections, award of contracts, acquisitions and related growth, growth resulting from initiatives in certain states, effective tax rate or market opportunities, constitute “forward-looking statements” within the meaning of the private Securities Litigation Reform Act of 1995. Such forward-looking statements involve a number of known and unknown risks, uncertainties and other factors which may cause Providence’s actual results or achievements to be materially different from those expressed or implied by such forward-looking statements. These factors include, but are not limited to, reliance on government-funded contracts, risks associated with government contracting, risks involved in managing government business, legislative or policy changes, challenges resulting from growth or acquisitions, adverse media and legal, economic and other risks detailed in Providence’s filings with the Securities and Exchange Commission, including its Form 10-K for the year ended December 31, 2007. Words such as “believe,” “demonstrate,” “expect,” “estimate,” “anticipate,” “should” and “likely” and similar expressions identify forward-looking statements. Readers are cautioned not to place undue reliance on those forward-looking statements, which speak only as of the date the statement was made. Providence undertakes no obligation to update any forward-looking statement contained herein.

###